JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendment(s) thereto, relating to the Common Stock of KLX Energy Services Holdings, Inc.

Date: July 7, 2025	GEVERAN INVESTMENTS LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

FAMATOWN FINANCE LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

GREENWICH HOLDINGS LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

C.K. LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director